UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2011

Teradyne, Inc.

(Exact Name of Registrant as Specified in Charter)

Massachusetts	001-06462	04-2272148
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Riverpark Drive North Reading, Massachusetts	01864
(Address of Principal Executive Offices)	(Zip Code)

(978) 370-2700

(Registrant’s telephone number, including area code)

Not applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets

On October 5, 2011, Teradyne, Inc. (“Teradyne”) completed its acquisition of LitePoint Corporation (“LitePoint”) pursuant to an Agreement and Plan of Merger (the “Merger Agreement”), dated as of September 14, 2011, among Teradyne, LitePoint, Lager Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Teradyne (“Merger Sub”), and Michael Goguen, as the Stockholder Representative. Upon the terms of the Merger Agreement, Merger Sub merged with and into LitePoint (the “Merger”), with LitePoint continuing as the surviving corporation and becoming a wholly owned subsidiary of Teradyne.

The aggregate purchase price paid by Teradyne for this acquisition was approximately $510 million net of LitePoint cash and tax benefits. In addition, up to $70 million, payable in cash or common stock of Teradyne at Teradyne’s election, is payable upon the achievement of certain revenue-based performance targets through 2012. Teradyne has also assumed all outstanding equity awards and stock appreciation rights granted pursuant to equity incentive and stock appreciation rights plans of LitePoint and its subsidiaries that were unvested as of the effective time of the Merger.

A copy of the Merger Agreement is attached as Exhibit 2.1(1) to this report and is incorporated in this report by reference.

The Merger Agreement has been attached as an exhibit to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about Teradyne, the Merger Sub or LitePoint. The representations, warranties and covenants contained in the Merger Agreement were made only for the purposes of such agreement and as of specified dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. Certain of the representations and warranties have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts. Investors are not third-party beneficiaries under the Merger Agreement. In addition, the representations and warranties contained in the Merger Agreement (i) are qualified by information in a confidential disclosure schedule that the parties have exchanged, (ii) were made only as of the date of such agreement or a prior, specified date, and (iii) in some cases are subject to qualifications with respect to materiality, knowledge and/or other matters, including standards of materiality applicable to the contracting parties that differ from those applicable to investors. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement or the date of the Merger, which subsequent information may or may not be fully reflected in Teradyne’s or LitePoint’s public disclosures. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts or condition of Teradyne or LitePoint or any of their respective subsidiaries or affiliates.

A copy of the press release announcing the completion of the acquisition is filed with this report as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired

The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment within 71 calendar days after the date upon which this current report on Form 8-K must be filed.

(b)	Pro Forma Financial Information

The pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by amendment within 71 calendar days after the date upon which this current report on Form 8-K must be filed.

(d)	Exhibits

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERADYNE, INC.

Date: October 6, 2011	By:	/s/ Gregory R. Beecher
Name: Gregory R. Beecher
Title: Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

2.1(1)	Agreement and Plan of Merger by and among Teradyne, Inc., Lager Acquisition Corp., and LitePoint Corporation, dated as of September 14, 2011

99.1	Press Release issued by Teradyne, Inc. on October 5, 2011

(1)	Exhibits and Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish a supplemental copy of any omitted schedule or exhibit to the SEC upon request.